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Exhibit (a)(3)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
RUBICON MEDICAL CORPORATION
to
NEMO I ACQUISITION, INC.
a wholly owned subsidiary of
BOSTON SCIENTIFIC CORPORATION
(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.001 per share ("Shares"), of RUBICON MEDICAL CORPORATION, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

THE BANK OF NEW YORK

For Notice of Guaranteed Delivery
(for Eligible Institutions Only)

By Facsimile Transmission: (212) 815-6433

To Confirm Facsimile Transmission Only: (212) 815-6212

By Mail:	By Hand or Overnight Courier:

The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window—Street Level New York, NY 10286

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to NEMO I ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of BOSTON SCIENTIFIC CORPORATION, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):

☐ Check this box if Shares will be delivered by book-entry transfer:
Book-Entry Transfer Facility
Account No.:

(Signature(s) of Holder(s))
Dated:	, 2005

(Please Type or Print)
(Address)
(Zip Code)
(Daytime Area Code and Telephone No.)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees delivery to the Depositary of either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account and The Depositary Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three OTC Bulletin Board trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature
Address:	Name:
Please Type or Print

Title:
Zip Code
Area Code and Tel. No.:	Dated:	, 2005

        DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE OTC BULLETIN BOARD TRADING DAYS AFTER THE EXPIRATION DATE.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)